EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated March 14, 2007 accompanying the consolidated financial statements included in the 2006 Annual Report to Stockholders of Old Second Bancorp, Inc.  We hereby consent to the incorporation by reference of said report in this Annual Report of Old Second Bancorp, Inc. on Form 10-K for the year ended December 31, 2006.

We have issued our report dated March 14, 2007 accompanying the consolidated financial statements, incorporated herein by reference, and our report dated March 14, 2007, accompanying management’s assessment of the effectiveness of internal control over financial reporting, included herein, in the Annual Report of Old Second Bancorp, Inc. on Form 10-K for the year ended December 31, 2006.  We hereby consent to the incorporation by reference of said reports in the Registration Statements of Old Second Bancorp, Inc. on Forms S-8 (File No. 333-38914 effective June 9, 2000, File No. 333-137261 effective September 12, 2006, and File No. 333-137262 effective September 12, 2006), filed with the U.S. Securities and Exchange Commission.

/s/GRANT THORNTON LLP

Chicago, Illinois
March 14, 2007